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                                                                  Exhibit 23(a)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of KeyCorp Institutional Capital A and KeyCorp dated December 31, 1996, and to the incorporation by reference therein of our report dated January 16, 1996, with respect to the consolidated financial statements of KeyCorp incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                        Ernst & Young LLP

Cleveland, Ohio
December 23, 1996